Registration No. 333-

As filed with the Securities and Exchange Commission on May 2, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0216800
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

801 Marquette Avenue South

Minneapolis, Minnesota 55402

(Address of principal executive offices,

including zip code)

DELUXE CORPORATION 2022 STOCK INCENTIVE PLAN

(Full title of the plan)

Jeffrey L. Cotter

SVP, Chief Administrative Officer and General Counsel

Deluxe Corporation

801 Marquette Avenue South

Minneapolis, Minnesota 55402

(651) 483-7111

(Name, address and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deluxe Corporation (the “Company”) is hereby registering 2,200,000 additional shares of its common stock, par value $1.00 per share (the “Common Stock”), for issuance under the Deluxe Corporation 2022 Stock Incentive Plan (as amended, the “Plan”). The registration statement on Form S-8 (Registration No. 333-271783, the “2023 Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2023 and the registration statement on Form S-8 (Registration No. 333-264956, together with the 2023 Registration Statement, the “Prior Plan Registration Statements”), as filed with the SEC on May 13, 2022, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Plan Registration Statements, to the extent they relate to the Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).

4.2	Bylaws, as amended on February 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on February 21, 2023).

4.3	Description of Deluxe Corporation Common Stock Registered Under Section 12 of the Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2019).

5.1*	Opinion of Jeffrey L. Cotter.

10.1	Amendment No. 2 to the Deluxe Corporation 2022 Stock Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders filed on February 20, 2025).

23.1*	Consent of Jeffrey L. Cotter (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney.

107*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 2, 2025.

DELUXE CORPORATION

By: /s/ Jeffrey L. Cotter
Jeffrey L. Cotter
Senior Vice President, Chief Administrative Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 2, 2025.

Signature	Title

/s/ *	President and Chief Executive Officer and Director
Barry C. McCarthy	(Principal Executive Officer)

/s/ *	Senior Vice President, Chief Financial Officer
William C. Zint	(Principal Financial Officer)

/s/ *	Vice President, Chief Accounting Officer
Llewellyn Kelly Moyer	(Principal Accounting Officer)

/s/ *	Director
Angela L. Brown

/s/ *	Director
Hugh S. Cummins III

/s/ *	Director
Paul R. Garcia

/s/ *	Director
Cheryl E. Mayberry McKissack

/s/ *	Director
Thomas J. Reddin

/s/ *	Director
Morgan M. Schuessler, Jr.

/s/ *	Director
John L. Stauch

/s/ *	Director
Telisa L. Yancy

*By: /s/ Jeffrey L. Cotter
Jeffrey L. Cotter, attorney-in-fact